Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
American Equity Investment Life Holding Company:

We consent to the use of our report dated February 29, 2012, with respect to the consolidated financial statements, and all related financial statement schedules, and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Des Moines, Iowa
September 27, 2012